Prudential Asset Resources
2200 Ross Avenue, Suite 4900E,
Dallas, TX 75201
Tel 214-777-4500 Fax 214-777-4556

Annual Compliance Statement

To: (see attached Distribution List)

Re: Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12

I, Catherine J. Rodewald, President and Chief Executive Officer of Prudential Asset Resources, Inc. (the "Company") hereby certify with regard to the Company's role as a Master Servicer under the Pooling and Servicing Agreement, (the "Agreement") dated as of December 1, 2006 pertaining to the above-referenced certificates, that:

(i)	a review of the activities of the Company as a Master Servicer under the Agreement during the period from December 1, 2006 to December 31, 2006 and its performance has been made under my supervision; and

(ii)	to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations, as a Master Servicer, under the Agreement in all material respects throughout such period.

Effective Date of Certification: March 9, 2007

/s/ Catherine J. Rodewald
Catherine J. Rodewald, President &
CEO